Exhibit 99

September 3, 2003

CONTACT:	William S. Aichele
UNIVEST CORPORATION OF PENNSYLVANIA
President and Chief Executive Officer
215-721-2457

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION ISSUES $20 MILLION OF
CAPITAL SECURITIES OF UNIVEST CAPITAL TRUST I

     Souderton, PA – Univest Corporation of Pennsylvania (NASDAQ National Market: UVSP), recently completed an issuance of $20 million Capital Securities of Univest Capital Trust I, a Delaware statutory trust formed by Univest Corporation. This issuance constitutes trust-preferred securities, which were completed through a private placement on a variable rate basis with an initial interest rate of 4.19 percent. The 30-year term securities are callable by Univest after five years. The funds raised qualify as Tier 1 capital and will be used to support the future growth of Univest Corporation and its banking subsidiary, Univest National Bank & Trust Co.

     Univest Corporation and its subsidiaries, Univest National Bank and Trust Co., Univest Insurance, Inc. and Univest Investments, Inc., provide community support, leadership, and strong performance in the financial services industry to over 25 Bucks and Montgomery County communities.

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